Press Release #201430	FOR IMMEDIATE RELEASE	May 5, 2014

Enertopia Announces Former Chief of Police as Security Consultant Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce additional member to the Company and for the new Ontario marihuana production facility.

The former Chief of Police of the Hamilton Police Service has become Security Advisor to the Enertopia/Lexaria joint venture. Mr. Brian Mullan will provide advice to the Board of Directors and to management on the safe production, storage, and shipment of controlled substances; as well as provide and manage security protocols and procedures consistent with the needs of a medical marijuana facility and its staff.

Brian was a career police officer who retired as the Chief of Hamilton Police Service in December 2009 after having been a member for over 35 years. He is the President of Bmullan and Associates. Brian has received the Police Exemplary Service Medal and he has been appointed as a Member of the Order of Merit for Police. Brian has a Bachelors Degree in Business Administration. He is a graduate of the F.B.I. Academy in Quantico Virginia and the F.B.I’s prestigious National Executive Institute. Brian has also attended the University of Toronto’s Rotman School of Business, Mohawk College and Bay Area Leadership Program, and he has been active in his community.

“I welcome Mr. Mullan to our joint venture team that we continue to assemble with the expertise and ability to operate our planned top tier production facility, that is focused on building one of the largest and most secure regulated marijuana production facilities in Canada” said Robert McAllister, President CEO of Enertopia.

Mr. Mullan is eligible to receive up to 225,000 restricted common shares of stock, over time in his respective role as Security Consultant, depending on certain specified performance thresholds being reached.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information on this press release, please visit www.enertopia.com or call Clark Kent at 1.647.519.2646 or President Robert McAllister at 250.765.6412.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations or any will future sales will result or any consultant will have a material impact on the Company.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release